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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1986 Stock Option Plan, (Form S-8 No. 33-44306) the 1991 Employee Stock Purchase Plan and 1988 Nonqualified Stock Option Plan For Non-Employee Directors of Gundle/SLT Environmental, Inc., (Form S-8 No. 33-44531) the Gundle/SLT Environmental, Inc. Amended and Restated 1995 Incentive Stock Plan, (Form S-8 No. 333-01759) the Gundle/SLT Environmental, Inc. 1996 Nonqualified Stock Option Plan for Non-Employee Directors (Form S-8 No. 333-23299) and the Registration Statements (Forms S-3 No. 33-62947 and No. 333-27735) of Gundle/SLT Environmental, Inc., and in the related Prospectuses of our report dated January 30, 1998, with respect to the consolidated financial statements and schedule of Gundle/SLT Environmental, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                      ERNST & YOUNG LLP


Houston, Texas
March 4, 1998